Exhibit 99.1

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Alex Rygiel, Analyst, B. Riley FBR, Inc.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Christian David Schwab, Analyst, Craig-Hallum Capital Group LLC
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Joshua Press, CEO / CIO, Exile Capital Management LLP
Fran Okoniewski, Researcher, Friess Associates, LLC

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Dycom Conference Call. At this time, all the participant lines are in a listen-only mode. There will be an opportunity for your questions; instructions will be given at that time. [Operator Instructions] As a reminder, today's call is being recorded.

I'll turn the conference now over to your host Mr. Steven Nielsen. Please go ahead, sir.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, John. Good morning, everyone. I'd like to thank you for attending this conference call to provide our preliminary second quarter fiscal 2019 results, revise our guidance for fiscal 2019 and provide guidance for the third quarter.

Going to slide 3, during this call, we will be referring to a slide presentation, which can be found on our website's Investor Relations main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call, Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel. Now, I'll turn the call over to Rick Vilsoet. Rick -

Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. Except for historical information and statements regarding preliminary results of the Company's operations for the second quarter ended July 28, 2018, the statements made by company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the Company's outlook, are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results.

Those risks and uncertainties are more fully described in the company's Transition Report on Form 10-K for the six months ended January 27, 2018, and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve -

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Rick. Now moving to slide 4 and a review of our updated expectations for our preliminary second quarter results. As you review our results, please note that the financial information contained in our press release and slide presentation is preliminary and represents estimates for certain of our financial results for the quarter-ended July 28, 2018. In our release and comments, we have presented certain revenue amounts excluding revenues from storm restoration services during the quarter and from a business acquired during the April 2018 quarter, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share. All of which are Non-GAAP financial measures. See slides 9 through 12 for a reconciliation of Non-GAAP measures to GAAP measures.

This morning, we reported preliminary results for the second quarter that were below our prior expectations. Revenue is expected to be approximately $799.5 million with Adjusted Diluted Earnings per Share, expected to range from a $1.05 to $1.08. This range includes approximately $0.9 million of incremental tax benefits. These preliminary results were impacted by large scale deployments that were slower than expected during the quarter, due to customer timing and tactical considerations and margins that were pressured from under-absorption of labor and field costs to the lower revenue level.

Despite disappointing results for the quarter near-term trends, we are pleased with our substantial backlog growth and confident in industry opportunities. Liquidity was solid at the end of the quarter with cash and availability under our credit facility of $425 million.

Going to slide 5. Organic revenue, excluding storm restoration services, increased 0.8%, our top five customers combined produced 77.9% of revenue increasing 3.3% organically while all other customers decreased 7% organically.

Comcast was our largest customer at 21.4% of total revenue or $171.2 million, Comcast grew 6.7% organically. Revenue from AT&T was $165.2 million or 20.7% of revenue, AT&T was our second largest customer. Verizon was Dycom's third largest customer for the quarter at 18.4% of revenue or $147.3 million. Verizon grew 88.1% organically. Revenue from CenturyLink was $107.6 million or 13.5% of revenue, CenturyLink was our fourth largest customer. And finally, revenue from Charter was $31.1 million or 3.9% of revenue. Charter was our fifth largest customer.

Now moving to slide 6, backlog at the end of the second quarter was $7.881 billion versus $5.877 billion at the end of the April 2018 quarter, an increase of over $2 billion. Of this backlog approximately $2.908 billion is expected to be completed in the next 12 months, reflecting our tempered expectations of near-term revenue trends. The total backlog calculation reflects outstanding performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of customers.

For Comcast, we were awarded a multiyear framework agreement. With Verizon, construction and engineering services in various locations. From AT&T, construction services agreements in Michigan, Indiana and Ohio. For Windstream, we were provided a construction services agreement in Pennsylvania. And finally, we secured rural fiber and other services agreements in Oregon, South Dakota, Indiana, Virginia and South Carolina. Head count increased during the quarter to 14,768.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning everyone. Going to slide 7. Revenue and results for the quarter ended July 28, 2018 are expected to be below our previous guidance. Large scale deployments were slower than expected during the quarter due to customer timing and tactical considerations. Margins were pressured from under absorption of labor and field costs at the lower revenue level.

As a result, we expect revenue of approximately $799.5 million and Non-GAAP Adjusted diluted EPS to range from $1.05 to $1.08 per share, which includes approximately $900,000 of incremental tax benefits, primarily from fiscal year tax filings and the tax effect of the settlement of share-based awards.

Adjusted EBITDA margin is expected to range from 12.0% to 12.2% of revenue. Our liquidity is solid at approximately $425 million at the end of the quarter, consisting of availability from our credit facility and approximately $23.9 million of cash and equivalents. We ended the quarter with $346 million of term loans outstanding and no revolver borrowings on our senior credit facility.

Going to slide 8. Based on our expected results through July 2018 and our current expectations for the second half of the fiscal year, we have lowered our annual guidance. In our revised outlook, we have considered the current run rate on large customer programs and the expected timing of services.

For the full fiscal year ending in January 2019, we currently expect revenues which range from $3.01 billion to
$3.11 billion. Non-GAAP Adjusted Diluted EPS to range from $2.62 to $3.07 per share, and Adjusted EBITDA margin to range from 10.7% to 11.1% of revenue. For the October 2018 quarter, we currently expect total revenue to range from $785 million to $835 million. Non-GAAP Adjusted Diluted EPS to range from $0.80 to a $1.04 per share and Adjusted EBITDA margin to range from 11.6% to 12.2% of revenue.

Now, I'll turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. While we are disappointed with current revenue and margin softness in the adjustment to our near term outlook, we remain encouraged that our major customers are committed to multiyear capital spending initiatives and that those multiyear initiatives significantly impacted our backlog this quarter.

At this time, we will open the call for questions-and-answers. Due to the limited nature of today's call, our answers will be confined to information derived from today's press release and slides. Additional detailed information will be provided on our August 29th full results call.

Now, John, we'll open up the call.

QUESTION AND ANSWER SECTION

Operator

Certainly. [Operator Instructions] We have a question - and the first from the line of Alex Rygiel with
B. Riley FBR. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thanks, Steve, and good morning, Drew.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Steve, your comment with regards to tactical considerations primarily permitting, can you expand upon that just a little bit as it relates to how this tactical consideration due to permitting maybe is different than maybe past FiOS builds or fiber builds in the mid-2000s?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, I think Alex as we said in May, these are big programs, they're ramping up broadly, they're subject to greater uncertainties and those are the uncertainties that impacted the second quarter. I mean they will resolve, but there are uncertainties because of the size of the programs.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And then as it relates to cost pressures in the short-term, can you expand upon that a little bit too? And maybe address sort of your thinking on head count in the short-term, do you carry head count in anticipation of the big backlog and how that could come through next year? Just a little bit more detail would be helpful?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, I think as we said in the comments, it's really an absorption question. I mean we have to have the staff in place to support the revenue that's embedded in the guidance and we do, but we're not as busy as we had expected to be and so that created an absorption question. But because the work is there we have to have the people.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

It's helpful. I'll get back in the queue. Thank you.

Operator

Next we'll go to Tahira Afzal with KeyBanc Capital Markets. Please go ahead.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Yeah, Steve, can you give me an idea and I don't know if it's even possible, obviously your guidance from your initial guidance is down fairly notably. Is it possible to break down roughly how much is due to the permitting nuances versus really timing delays caused by the customers really taking a bit of time to spend?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. Tahira, at this point due to the - this is a preliminary call, we're not really going to comment on business trends or customer trends beyond what's implied in the preliminary Q2, in the updated third quarter and full year guidance, but we certainly will on the next call.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Okay, great, Steve. And can you talk a bit - if I look at your original second quarter guidance right, and where the revenues were going to be, now we're still generating earnings that were a little below, a little above the higher end of your previous guidance so it seems like for the same amount of revenues, it does seem that you're seeing lower utilization now or some other pressure on margins versus what you thought. Has there been anything incremental in terms of pricing or costs that is new?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I think it's just an absorption question again, Tahira, I mean there's substantial programs and it's just really those costs. There's nothing new.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Okay, thanks. I'll hop back in the queue, Steve.

Operator

Next we'll go to Chad Dillard with Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi, good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Chad.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

So are there any good analogs that you can point to to give us a sense for just like how the pace of these permitting issues like resolve themselves. And like how long it takes and just trying to get a better sense for what the line of sight we should expect here?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean Chad once again I mean the trends that we've outlined in the guidance contemplate those, I mean I think if you step back from it clearly as we said Q2 was disappointing, we had organic growth in the quarter. If you look at the third quarter guidance at the low end of the range it implies call it kind of 5% organic growth and so we think this is getting better over time but beyond what we've given you in the guidance, we really - we'll have further comments in a couple of weeks.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Got it. And then the cut in the guidance was pretty sharp today and now you've reissued a revised version. I guess I'd be curious to get a sense for what have you changed about your forecasting or estimating process that makes you more confident you can hit numbers going forward?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, Chad we looked at where we were coming out of Q2. We went through and scrubbed it again, right. These things are subject to uncertainties, there's nobody that would have liked for us to have been able to go through that uncertainty better than we did. But we continue to work it one contract at a time - one market at a time, to make sure that we do the best that we can.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Great. Thank you very much.

Operator

Our next question is from Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Adam.

Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.
Can you give us a little insight into the difference between total backlog, which is up $2 billion sequentially, but then 12 months, which is down a little bit sequentially?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Adam, what as we've said in the comments, we've tempered our expectations for the second half of this fiscal 2019, that's got to be reflected in the next 12 months, but clearly it was a strong quarter for bookings and it's just the shape of how those bookings come through the business that we want to make sure it matches our tempered revenue expectations as embedded in the guidance.

Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. But I guess given that disparity why isn’t the, I means it’s a huge increase in total backlog, I'm just curious why the business itself isn't ramping faster given that increase?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we've talked about the sources of the underperformance in Q2 and the impacts on the second half of the year and those don't necessarily impact backlog because they're timing, total backlog, but they certainly impact how it comes through the business in the near term.

Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then I'm curious on from a customer level perspective, every customer kind of performed in line with expectations other than AT&T and that's not necessarily a large program or permitting, I'm just curious what's happening there?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Adam, we're not going to have any comments as we said earlier about individual customers, we'll certainly be talking about business trends and customer trends in general on the next call. This is a preliminary call.

Adam Robert, Thalhimer, Analyst, Thompson Davis & Co., Inc.

And then lastly what's a framework agreement?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Adam, we disclose what we can when we enter into agreements consistent with the NDA provisions in the agreement and we really don't have anything to add there.

Operator

Okay. Thanks. Next, we'll go to Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great, thank you. Just if I can ask just a bigger picture question; you talked much about the wireless and wireline CapEx blurring, is some of the permitting issues you're seeing related more to what I'd call traditional wireless spend that maybe you got through the Goodman acquisition?

And then I guess the second if I may, any changes to the competitive environment that you're seeing, obviously you saw a huge increase in that backlog, but just any competitive pressures you're seeing, maybe some crazy pricing out there by some smaller E&C players? Thank you.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, Jennifer, I don't think we - we don't see any real difference in the tactical considerations this quarter compared to when we talked in May. And so we'd be happy to think about it some more, but I don't think there's anything really different there. And then in terms of market share I guess as we said in our comments we're pleased with our bookings during the quarter. So I don't know that we have anything to add beyond that.

Operator

And we'll go to Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

So, I just want to make sure I understand kind of the pace of what's going on with the permit issue. I think during the quarter you did make some comments for that in a public forum that you were starting to see some of these permits start to flow, and that the backlog of permitted work was improving. So does that remain true that you're starting to see to overcome this hurdle in certain regions, is this just an issue that maybe the pace of improvement wasn't as rapid as you were initially anticipating?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, I think that's fair. I mean it continued - it impacted the quarter...

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Right.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

...obviously, revenue grew sequentially, right, so things picked up. They didn't pick up as much as we had expected based on the two factors that we've outlined.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then given just that overall you're seeing acceleration in the industry around both wireless and wireline spending are there any areas or any issue at all in terms of finding the labor and the resources to meet this demand and do the work as quickly as the customers are looking for?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. Noelle; and I hate to keep repeating this but this is a limited call, we'll talk about business trends on the next quarter or on the next call which is on August 29th. The primary issues this quarter were timing and tactical considerations.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Understood. Thank you.

Operator

And next we go to Christian Schwab with Craig-Hallum. Please go ahead.

Christian David Schwab, Analyst, Craig-Hallum Capital Group LLC

Hey, good morning guys. Steve, on the backlog the $7.8 billion or $7.9 billion number, can you give us an idea of how long you've signed work up for?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean Christian we don't - beyond what we provide on slide 6 which is the approximate term - we really don't provide durations beyond that. Obviously, it's competitive and sensitive information both to us and to our customers.

Christian David Schwab, Analyst, Craig-Hallum Capital Group LLC

And then my last question is - would you in that big bookings expectation, was the pricing to secure that any different than say the environment was say 12 months ago?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think Christian, we only have two ways we think about and communicate our view on contracts: attractive, which here as you can - as we said in our comments that we were encouraged by the bookings, or acceptable, and we were encouraged by these bookings.

Christian David Schwab, Analyst, Craig-Hallum Capital Group LLC

Okay. Thank you. No other questions.

Operator

Next we go to Alan Mitrani with Sylvan Lake. Please go ahead.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Hi, Steve. Did I miss it, did you guys - can you just remind us two things how much is outstanding on your stock buyback and were you at all active at this quarter?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So Alan in the information that we provided we gave an outlook on weighted share count in the materials that we provided and we'll update our thoughts on capital allocation on the August 29th call.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

Great. Thank you.

Operator

And we'll go to Joshua Press with Exile Capital. Please go ahead.

Joshua Press, CEO / CIO, Exile Capital Management LLP

Hey, Steve. How are you, Josh from Exile. A quick question, I've been following you guys for quite a while now and you seemed to miss on quite a few numbers by a long shot. I'm just wondering this seems like the kind of business where it should be fairly predictable and it's not. How are we, as investors, supposed to follow a company like this when we completely get - we continue to get blindsided quarter-after-quarter?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So as we've said, and your comments are fair for this calendar year, I think in the broader context I think...

Joshua Press, CEO / CIO, Exile Capital Management LLP

I'd say two years - probably [indiscernible].

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, but in a broader context there may be a different view. We have some big programs, they're ramping up, they're large, they're subject to timing uncertainties, there's nobody who would have liked to have - had had better visibility than we have, but that's where we are with these large projects. It will resolve over time as they always do.

Joshua Press, CEO / CIO, Exile Capital Management LLP

Are we supposed to just like expect that this is the way it's going to going forward or do you think like there is going to be an end where - we're going to start to be able to understand what's going to happen going forward, it's getting a little frustrating as an investor I just got to say [indiscernible].

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. I understand that I mean it's frustrating to us too. They are large programs. Customer timing does resolve itself and these tactical considerations do resolve themselves; they have in the past.

Joshua Press, CEO / CIO, Exile Capital Management LLP

Right. Thank you.

Operator

And next we'll go to Fran Okoniewski with Friess Associates. Please go ahead.

Fran Okoniewski, Researcher, Friess Associates, LLC

Yeah, hey, Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Fran.

Fran Okoniewski, Researcher, Friess Associates, LLC

Just sort of following up on the previous question there. We've had a few quarters of guide downs and margin inefficiencies in the field and customer moderations and these large programs. And I guess what we're all really looking for is just some more clarity sort of if we can't talk about the quarter maybe we can talk about some of the things that led up to this quarter, perhaps some of these large programs and the delays are you guys like a sole source contractor, or is this a subcontractor inefficiency, or I guess we're just looking for a little bit more to help us out?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, Fran what we've talked about right is customer timing and the tactical consideration which includes kind of regulatory and permitting and other things. I mean those are consistent throughout the periods that we've discussed.

Fran Okoniewski, Researcher, Friess Associates, LLC

Right, because it just doesn't seem like - others are seeing the same kinds of delays or to the magnitude perhaps and maybe it's a region or a specific region or something like that, it's just a little bit tricky for you guys?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, I mean, Fran, we'll be happy to talk as we said on the call on the 29th on broader comments on business trends, but for this call we don't have anything to add.

Fran Okoniewski, Researcher, Friess Associates, LLC

Okay, thanks.

Operator

And Mr. Nielsen, no further questions in queue.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay. We thank everybody for your time and attention. Our next call will be 9 AM Eastern time on August 29th. Thank you.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.